EXHIBIT 3(i)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ORGANIZATION CERTIFICATE
                                       OF
                      GENERAL ELECTRIC CAPITAL CORPORATION
                      UNDER SECTION 8005 OF THE BANKING LAW


         We, the undersigned, James A. Parke and Nancy E. Barton, being respectively the Vice Chairman of the Board and Chief Financial Officer and the Senior Vice President, General Counsel and Secretary of General Electric Capital Corporation, do hereby certify and set forth:


1. The name of this corporation is General Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.


2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter, the "Restated Organization Certificate"), and Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995, the 17th day of July, 1995, the 1st day of November, 1995, the 27th day of September 1996, the 9th day of December, 1997, the 19th day of December, 1997, the 17th day of February, 1998, the 24th day of June, 1998, the 23rd day of July, 1998, the 16th day of February, 1999, and the 15th day of April, 1999 (hereinafter collectively referred to as the "Certificates of Amendment"). The Restated Organization Certificate as so amended by the Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

3. Paragraph Fifth of the Organization Certificate, which paragraph relates to the number of directors constituting the entire board of this corporation, is amended so as to strike out Paragraph Fifth thereof and substitute in lieu thereof a new Paragraph Fifth to read in its entirety as follows:


                     Fifth:  The number of its directors shall be not less
            than five nor more than twenty-five as shall from time to time be established by the by-laws of the corporation.


4. The foregoing amendment of Paragraph Fifth of the Organization Certificate was authorized by a resolution of the Board of Directors adopted at a meeting duly called and held on the 6th day of October 2000 and by consent of the sole common stockholder of the corporation.


         IN WITNESS WHEREOF, this Certificate has been signed this 6th day of October 2000.




                                   /s/James A. Parke
                                   -------------------------------------
                                   James A. Parke, Vice Chairman
                                   and Chief Financial Officer



                                   /s/ Nancy E. Barton
                                   -------------------------------------
                                   Nancy E. Barton, Senior Vice
                                   President, General Counsel and Secretary

STATE OF CONNECTICUT                     )
                                         )  ss.:
COUNTY OF FAIRFIELD                      )


         James A. Parke and Nancy E. Barton, being duly and severally sworn, respectively deposes and says: that the said James A. Parke is the Vice Chairman and Chief Financial Officer and that the said Nancy E. Barton is the Senior Vice President, General Counsel and Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that they have read the same and that the statements contained therein are true and that they have been authorized to execute and file the foregoing Certificate of Amendment by the resolutions of the Board of Directors adopted at a Directors' meeting duly called and held on the 6th day of October 2000.




                                              /s/James A. Parke
                                              ------------------------------
                                              James A. Parke




                                              /s/ Nancy E. Barton
                                              ------------------------------
                                              Nancy E. Barton




Subscribed and sworn to
before me this 6th
day of October 2000.



/s/ Joyce M. Ginda
------------------
Notary Public